UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2016
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, TX 76177
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 9, 2016, Tea Leaf Acquisition Corp. (“Acquisition Corp”), a newly formed Delaware corporation and a wholly owned subsidiary of Farmer Bros. Co., a Delaware corporation (the “Registrant”), entered into a purchase agreement (the “Purchase Agreement”) with China Mist Brands, Inc. (“China Mist”) and the majority stockholders of China Mist (the “Stockholders” and collectively with China Mist, the “Seller”). The transaction is expected to close during the second quarter of fiscal 2017 subject to certain closing conditions.

Pursuant to the Purchase Agreement, Acquisition Corp will acquire substantially all of the assets of China Mist, other than cash and the stock of a China Mist subsidiary. The purchase price is $10.8 million, plus a performance-based payment of $0.5 million if certain sales levels are reached in the calendar years of 2017 or 2018. Acquisition Corp also will assume certain accounts payable and other ordinary course obligations of China Mist. The Registrant will fund the purchase price with cash on hand.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities. Of the purchase price, $1.0 million will be placed in escrow to secure the Seller’s indemnification obligations. Completion of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including each party’s representations and warranties being true and correct (subject to certain materiality exceptions), each party having performed in all material respects its obligations under the Purchase Agreement and China Mist not having suffered a material adverse effect. The Purchase Agreement also includes customary termination provisions for both Acquisition Corp and China Mist.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Registrant or Acquisition Corp. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that China Mist delivered to the Registrant and Acquisition Corp in connection with signing the Purchase Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 8.01. Other Events.

Press Release
On September 12, 2016, the Registrant issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Dividend Omission
On September 8, 2016, the Board of Directors of the Registrant voted to omit the payment of a quarterly dividend in the upcoming first quarter of fiscal 2017.

Update to Code of Conduct and Ethics

On September 7, 2016, the Board updated Code of Conduct and Ethics. A copy of the Code of Conduct and Ethics is attached hereto as Exhibit 99.2, incorporated herein by reference and will be posted as soon as practicable on the Investor Relations section of the Company’s website at www.farmerbros.com. The information on the Company’s website is not incorporated by reference in this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Purchase Agreement, dated as of September 9, 2016, among Tea Leaf Acquisition Corp., China Mist Brands, Inc., certain stockholders of China Mist Brands, Inc., for certain limited purposes, Daniel W. Schweiker and John S. Martinson, and Daniel W. Schweiker, in his capacity as the sellers’ representative*

99.1	Press release by Farmer Bros. Co. dated September 9, 2016
99.2	Farmer Bros.Co. Code of Conduct and Ethics Updated September 2016

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2016

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston
Isaac N. Johnston
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Purchase Agreement, dated as of September 9, 2016, among Tea Leaf Acquisition Corp., China Mist Brands, Inc., certain stockholders of China Mist Brands, Inc., for certain limited purposes, Daniel W. Schweiker and John S. Martinson, and Daniel W. Schweiker, in his capacity as the sellers’ representative*

99.1	Press release by Farmer Bros. Co. dated September 9, 2016
99.2	Farmer Bros.Co. Code of Conduct and Ethics Updated September 2016

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.